UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

Asyst Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

48761 Kato Road, Fremont, California (Address of Principal Executive Offices)	94538 (Zip Code)

Registrant’s telephone number, including area code: (510) 661-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On November 16, 2004, Asyst Technologies, Inc. received a letter from the Nasdaq Listing Qualifications Department indicating that, because of the company’s previously announced delay in timely filing its Quarterly Report on Form 10-Q for its fiscal second quarter ended September 25, 2004, Asyst is not in compliance with the filing requirements for continued listing on Nasdaq as set forth in Nasdaq Marketplace Rule 4310(c)(14). As a result, Asyst’s common shares are subject to delisting from the Nasdaq National Market, and the trading symbol for Asyst’s common stock was changed from “ASYT” to “ASYTE” at the opening of business on November 18, 2004.

Asyst intends to make a timely request for a hearing before a Nasdaq Listings Qualifications Panel to address the filing delay. The Nasdaq letter informs Asyst that this request will result in a postponement of the delisting of Asyst’s common shares pending the Panel’s decision. Asyst hopes to remedy its filing delay before Nasdaq effects the delisting of Asyst’s common shares, but Asyst cannot assure that the Panel will grant a request for continued listing.

Asyst previously reported, in a Form 8-K under Item 3.01(b) filed on November 8, 2004, that Asyst initially gave notice of the late 10-Q filing to Nasdaq on November 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: November 19, 2004	By:	/s/ Steve Debenham
Steve Debenham
Vice President, Secretary, and General Counsel